SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 30, 2014

Newmont Mining Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31240
(Commission File Number)

84-1611629
(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle
Greenwood Village, Colorado 80111
(Address of principal executive offices) (zip code)

(303) 863-7414
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 30, 2014, Newmont Mining Corporation, a Delaware corporation (the “Company”), issued a news release reporting its preliminary 2013 operating results and 2014 outlook.  This Current Report on Form 8-K/A (the “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of the Company, dated January 30, 2014 (the “Form 8-K”). The purpose of this Form 8-K/A is to clarify the 2014 Consolidated Production, CAS, AISC and Capital Outlook table (the “Outlook Table”) that appeared in Exhibit 99.1 to the Form 8-K (the “Press Release”).

The Outlook Table is presented on a consolidated basis.  The Outlook table footnotes have been updated to clarify that although the table is presented on a consolidated basis, the Company’s attributable basis is 51.35% at Yanacocha and an expected 44.5625% at Batu Hijau (assuming completion of the final 7% divestiture which remains pending).  Except for the clarification of footnotes (e) and (f) of the Press Release, this Form 8-K/A does not update, modify or amend any other disclosure set forth in the Form 8-K or Exhibit 99.1 thereto. A copy of the updated news release is furnished as Exhibit 99.1 to this report.

The Company will hold a related conference call on Friday, January 31, 2014, at 10 a.m. Eastern Time (8 a.m. Mountain Time). A live webcast of the call also will be available on the Company’s website.  Conference call and webcast details are provided in the Exhibit 99.1 news release.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number                Description of Exhibit

99.1                                    News Release dated January 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

		By:	/s/ Laurie Brlas
		Name:	Laurie Brlas
		Title:	Executive Vice President and Chief Financial Officer

Dated:	January 30, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News Release dated January 30, 2014